N.C.  CARTER,  Ph.D.  P.Eng.
Consulting  Geologist
                                                                 1410 Wende Road
                                                          Victoria, B.C. V8P 3T5
                                                                          Canada
================================================================================
Phone  250-477-0419
Fax  250-477-0429
Email  nccarter@shaw.ca


September  6,  2002


LASALLE  RESOURCES,  INC.
Las  Vegas,  Nevada
U.S.A.


CONSENT  OF  GEOLOGICAL  CONSULTANT



I hereby consent to the inclusion and reference of my report dated February 25, 2002, entitled "Report on the Jen Mineral Claims" in the amended Form SB-2 Registration Statement to be filed by LaSalle Resources, Inc. with the United States Securities and Exchange Commission.


Dated  the  6th  day  of  September,  2002



/s/  N.C.  Carter



N.C.  CARTER,  Ph.D.  P.Eng.
Consulting  Geologist